Exhibit 23.2



                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-17169 of Strategic Futures and Options, Inc. on Form S-8 of our report, dated August 15, 2002, relating to the statements of operations, stockholders' equity, and cash flows for the period from January 22, 2001 (date of inception), to September 30, 2001, appearing in this Annual Report on Form 10-KSB of TELS Corporation for the year ended September 30, 2002.

/s/ McGladrey & Pullen, LLP

Minneapolis, Minnesota
January 22, 2003